Exhibit 99.2

1 Preliminary Second Quarter 2021 Earnings Supplement Second Quarter 2021 Preliminary Earnings Supplement July 8, 2021

2 Preliminary Second Quarter 2021 Earnings Supplement Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of July 8, 2021. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 12-21 of our Form 10-K filed on February 26, 2021 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Preliminary Second Quarter 2021 Earnings Supplement Preliminary Second Quarter 2021 Results • Matson’s Ocean Transportation and Logistics businesses continued to perform well as the U.S. economy further recovers from the pandemic • China service, consisting of CLX and CLX+, continued to see significant demand – Volume for e-commerce, garments and other goods remained elevated – Was the primary driver of the increase in consolidated operating income year-over-year • We expect supply chain congestion and elevated consumption trends in the Transpacific tradelane to remain in place and lead to a high level of demand at least until Lunar New Year in the first quarter of 2022 – We announced on June 7, 2021 the initiation of our CCX service as a seasonal string with Matson-owned vessels from China to the U.S. West Coast with Oakland as the first call • Will offer departures from Ningbo and Shanghai three times out of every five weeks – We expect our vessels in the CLX, CLX+ and CCX to be operating at capacity at least until Lunar New Year next year • Ocean Transportation – China strength – CLX+ voyages and increased capacity in the CLX service – In Hawaii, Alaska and Guam, continued to see strong demand as the local economies further reopen with meaningfully higher year-over-year volumes compared to the pandemic volume lows in 2Q20 • Logistics – Continued to see elevated goods consumption and inventory restocking in addition to favorable supply and demand fundamentals in our core markets

4 Preliminary Second Quarter 2021 Earnings Supplement Preliminary Second Quarter 2021 Results (continued) (1) Total debt is presented before any adjustment for deferred loan fees as required by U.S. GAAP.

5 Preliminary Second Quarter 2021 Earnings Supplement Hawaii Service Second Quarter 2021 Performance • Container volume increased 9.9% YoY – Higher retail and hospitality-related demand due to the reopening of the Hawaii economy versus the pandemic lows in the year ago period • 2Q21 volume 5.6% higher than 2Q19 volume • Sharp recovery in Hawaii tourism leading to rebound in state’s economy – Unemployment remains elevated, but improving with increased tourism and local businesses reopening – Economic recovery on a cautiously optimistic trajectory due to improving tourism trends Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2020 2021 Note: 2Q 2020 volume figure includes volume related to Pasha’s vessel dry-docking. 9.9%

6 Preliminary Second Quarter 2021 Earnings Supplement China Service Second Quarter 2021 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 48,000 Q1 Q2 Q3 Q4 2020 2021 Note: 2Q 2020 volume figure includes volume related to seven CLX+ voyages. 3Q 2020, 4Q 2020, 1Q 2021 and 2Q 2021 volume figures include weekly CLX+ voyages. 59.1% • Container volume increased 59.1% YoY – Incremental volume on the CLX+ – Higher volume on the CLX due to increased capacity – Total number of eastbound voyages increased by 9 YoY of which 6 from CLX+ and 3 from extra loaders • Demand driven by e-commerce, garments and other goods – Sustained and elevated consumption trends and low inventory levels driving increased demand for expedited ocean services

7 Preliminary Second Quarter 2021 Earnings Supplement Guam Service Second Quarter 2021 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2020 2021 35.7% • Container volume increased 35.7% YoY – Higher retail-related demand compared to pandemic low in year ago period – Benefitted partly from competitor’s schedule issues • 2Q21 volume 18.8% higher than 2Q19 volume • Guam economy slowly recovering as tourism remains constrained – Economic recovery trajectory remains uncertain

8 Preliminary Second Quarter 2021 Earnings Supplement Alaska Service Second Quarter 2021 Performance • Container volume increased 15.2% YoY – Higher northbound volume compared to pandemic low in year ago period • Elevated demand for retail-related goods – Higher southbound volume – Addition of AAX volume • 2Q21 volume 4.8% higher than 2Q19 volume • Improving economic trends in Alaska, but economic recovery trajectory remains uncertain Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 Q1 Q2 Q3 Q4 2020 2021 15.2% Note: 1Q 2020 volume figure includes volume related to TOTE’s vessel dry-docking.

9 Preliminary Second Quarter 2021 Earnings Supplement Matson Logistics Second Quarter 2021 Performance Operating Income $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 Q1 Q2 Q3 Q4 $ in millions 2020 2021 $12.0 to $13.0 million • Operating income of $12.0 to $13.0 million; YoY change of approximately $3.1 to $4.1 million • Benefitted from: – Elevated goods consumption and inventory restocking – Tight supply and demand fundamentals in core markets